CONSENT TO ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) (the portfolios in a series comprising John Hancock Bond Trust) in the John Hancock Income funds' Class A, B and C Shares Prospectus and the John Hancock Income funds' Institutional Class I Shares Prospectus and "Independent Auditors" in the John Hancock Bond Fund Class A, B, C, I and R Shares, John Hancock Government Income Fund Class A, B and C Shares, John Hancock High Yield Bond Fund Class A, B and C Shares, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) Class A, B, C and I Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 55 to the Registration Statement (Form N-1A, No. 2-66906) of our reports dated July 5, 2002 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government
Fund).





                                              /s/ERNST & YOUNG LLP
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Boston, Massachusetts
September 23, 2003